                              DELAWARE POOLED TRUST

                             DISTRIBUTION AGREEMENT

     Distribution Agreement (the "Agreement") made as of this 15th day of May, 2003 as amended January __, 2007, by and between DELAWARE POOLED TRUST, a Delaware business trust (the "Trust"), for the series identified on Schedule I attached hereto, as from time to time amended (the "Series"), and DELAWARE DISTRIBUTORS, L.P. (the "Distributor"), a Delaware limited partnership.

                                   WITNESSETH

     WHEREAS, the Trust is an investment company regulated by Federal and State regulatory bodies, and

     WHEREAS, the Distributor is engaged in the business of promoting the distribution of the securities of investment companies and, in connection therewith and acting solely as agent for such investment companies and not as principal, advertising, promoting, offering and selling their securities to the public, and

     WHEREAS, the Trust desires to enter into an agreement with the Distributor as of the date hereof, pursuant to which the Distributor shall serve as the national distributor of each class of each Series identified on Schedule I hereto, as from time to time amended, which Trust, Series and classes may do business under the names set forth on Schedule I hereto or such other names as the Board of Trustees may designate from time to time, on the terms and conditions set forth below.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. The Trust hereby engages the Distributor to promote the distribution of the shares of each Series and, in connection therewith and as agent for the Trust and not as principal, to advertise, promote, offer and sell shares of each Series to the public.

     2. (a) The Distributor agrees to serve as distributor of each Series' shares and, as agent for the Trust and not as principal, to advertise, promote and use its best efforts to sell each Series' shares wherever their sale is legal, either through dealers or otherwise, in such places and in such manner, not inconsistent with the law and the provisions of this Agreement and the Trust's Registration Statement under the Securities Act of 1933, including the Prospectuses contained therein and the Statements of Additional Information contained therein, as may be mutually determined by the Trust and the Distributor from time to time.

          (b) For the shares or classes of shares of each Series, other than the Class A Shares, Class B Shares and Class C Shares of The Real Estate Investment Trust Portfolio, and the Class P shares of The International Equity Portfolio, the Distributor will bear all costs of financing any activity which is primarily intended to result in the sale of those shares or classes of shares, including, but not necessarily limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of sales literature and distribution of those shares or classes of shares.

          (c) For its services as agent for the Class A Shares, Class B Shares, Class C Shares and R Shares of The Real Estate Investment Trust Portfolio, the Distributor shall be entitled to compensation on each sale or redemption, as appropriate, of shares of such classes equal to any front-end or deferred sales charge described in the Prospectus for such Series, as amended and supplemented from time to time, and may allow concessions to dealers in such amounts and on such terms as are therein set forth.

          (d) For the Class A Shares, Class B Shares, Class C Shares and Class R Shares of The Real Estate Investment Trust Portfolio, the Trust shall, in addition, compensate the Distributor for its services as provided in the Distribution Plan as adopted on behalf of the Class A Shares, Class B Shares, Class C Shares and Class R Shares of The Real Estate Investment Trust Portfolio, respectively, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plans"), copies of which as presently in force are attached hereto as an Exhibit and at the rates set forth on Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.

          (e) For the Class P shares of The International Equity Portfolio, the Trust shall compensate the Distributor for its services as provided in the Distribution and Shareholder Servicing Plan as adopted on behalf of the Class P shares of The International Equity Portfolio pursuant to Rule 12b-1 under the Investment Company Act of 1940, a copy of which as presently in force is attached hereto as an Exhibit and at the rates set forth on
               Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.

          (f) For the Class P shares of The Global Real Estate Securities Portfolio, the Trust shall compensate the Distributor for its services as provided in the Distribution and Shareholder Servicing Plan as adopted on behalf of the Class P shares of The Global Real Estate Securities Portfolio pursuant to Rule 12b-1 under the Investment Company Act of 1940, a copy of which as presently in force is attached hereto as an Exhibit and at the rates set forth on Schedule I hereto, as from time to time amended, or at such lower rates as may be set from time to time by the Board in agreement with the Trust.

     3. (a) The Trust agrees to make available for sale by the Trust through the Distributor all or such part of the authorized but unissued shares of beneficial interest of the Series as the Distributor shall require from time to time and, except as provided in Paragraph 3(b) hereof, the Trust will not sell Series' shares other than through the efforts of the Distributor.

          (b) The Trust reserves the right from time to time (1) to sell and issue shares other than for cash; (2) to issue shares in exchange for substantially all of the assets of any corporation or trust, or in exchange of shares of any corporation or trust; (3) to pay stock dividends to its shareholders, or to pay dividends in cash or shares of beneficial interest at the option of its shareholders, or to sell shares of beneficial interest to existing shareholders to the extent of dividends payable from time to time in cash, or to split up or combine its outstanding shares; (4) to offer shares for cash to its shareholders as a whole, by the use of transferable rights or otherwise, and to sell and issue shares pursuant to such offers; and (5) to act as its own distributor in any jurisdiction in which the Distributor is not registered as a broker-dealer.

     4. The Distributor may, at its expense, select and contract with one or more registered broker-dealers to perform some or all of the services for a Series for which it is responsible under this agreement. The Distributor will be responsible for paying the compensation, if any, to any such broker-dealer for its services with respect to the Series. The Distributor may terminate the services of any such broker-dealer at any time in its sole discretion, and shall at such time assume the responsibilities of such broker-dealer unless or until a replacement is selected and approved by the Board of Trustees.

          The Distributor will continue to have responsibility for all distribution-related services furnished by any such broker-dealer.

     5.   The Trust warrants the following:

          (a) The Trust is, or will be, a properly registered investment company, and any and all Series' shares which it will sell through the Distributor are, or will be, properly registered with the Securities and Exchange Commission ("SEC").

          (b) The provisions of this Agreement do not violate the terms of any instrument by which the Trust is bound, nor do they violate any law or regulation of any body having jurisdiction over the Trust or its property.

     6. (a) The Trust will supply to the Distributor a conformed copy of the Registration Statement and all amendments thereto, including all exhibits and each Prospectus and Statement of Additional Information.

          (b) The Trust will register or qualify the Series' shares for sale in such states as is deemed desirable.

          (c)  The Trust, without expense to the Distributor:

               (1) will give and continue to give such financial statements and other information as may be required by the SEC or the proper public bodies of the states in which the Series' shares may be qualified;

               (2) from time to time, will furnish to the Distributor as soon as reasonably practicable true copies of its periodic reports to shareholders;

               (3) will promptly advise the Distributor in person or by telephone or telegraph, and promptly confirm such advice in writing, (a) when any amendment or supplement to the Registration Statement becomes effective, (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectuses or for additional information, and (c) of the issuance by the SEC of any Stop Order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose;

               (4) if at any time the SEC shall issue any Stop Order suspending the effectiveness of the Registration Statement, will make every reasonable effort to obtain the lifting of such order at the earliest possible moment;

               (5) before filing any further amendment to the Registration Statement or to any Prospectus, will furnish to the Distributor copies of the proposed amendment and will not, at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to any Prospectus of which the Distributor shall not previously have been advised or to which the Distributor shall reasonably object (based upon the accuracy or completeness thereof) in writing;

               (6) will continue to make available to its shareholders (and forward copies to the Distributor) of such periodic, interim and any other reports as are now, or as hereafter may be, required by the provisions of the Investment Company Act of 1940, as amended; and

               (7) will, for the purpose of computing the offering price of each class of each Series' shares, advise the Distributor within two hours after the close of the New York Stock Exchange (or as soon as practicable thereafter) on each business day upon which the New York Stock Exchange may be open of the net asset value per share of each class of each Series' shares of beneficial interest outstanding, determined in accordance with any applicable provisions of law and the provisions of the Agreement and Declaration of Trust, as amended, of the Trust as of the close of business on such business day. In the event that prices are to be calculated more than once daily, the Trust will promptly advise the Distributor of the time of each calculation and the price computed at each such time.

     7. The Distributor agrees to submit to the Trust, prior to its use, the form of all sales literature proposed to be generally disseminated by or for the Distributor, all advertisements proposed to be used by the Distributor, all sales literature or advertisements prepared by or for the Distributor for such dissemination or for use by others in connection with the sale of the Series' shares, and the form of dealers' sales contract the Distributor intends to use in connection with sales of the Series' shares. The Distributor also agrees that the Distributor will submit such sales literature and advertisements to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. The Distributor agrees not to use such form of dealers' sales contract or to use or to permit others to use such sales literature or advertisements without the written consent of the Trust if any regulatory agency expresses objection thereto or if the Trust delivers to the Distributor a written objection thereto.

     8. The purchase price of each share sold hereunder shall be the offering price per share mutually agreed upon by the parties hereto and, as described in the Trust's Prospectuses, as amended from time to time, determined in accordance with any applicable provision of law, the provisions of its Agreement and Declaration of Trust and the Conduct Rules of NASD Regulation, Inc.

     9. The responsibility of the Distributor hereunder shall be limited to the promotion of sales of Series' shares. The Distributor shall undertake to promote such sales solely as agent of the Trust, and shall not purchase or sell such shares as principal. Orders for Series' shares and payment for such orders shall be directed to the Trust's agent, Delaware Service Company, Inc., for acceptance on behalf of the Trust. The Distributor is not empowered to approve orders for sales of Series' shares or accept payment for such orders. Sales of Series' shares shall be deemed to be made when and where accepted by Delaware Service Company, Inc. on behalf of the Trust.

     10. With respect to the apportionment of costs between the Trust and the Distributor of activities with which both are concerned, the following will apply:

          (a) The Trust and the Distributor will cooperate in preparing the Registration Statements, the Prospectuses, the Statements of Additional Information, and all amendments, supplements and replacements thereto. The Trust will pay all costs incurred in the preparation of the Trust's Registration Statement, including typesetting, the costs incurred in printing and mailing Prospectuses and Annual, Semi-Annual and other financial reports to its own shareholders and fees and expenses of counsel and accountants.

          (b) The Distributor will pay the costs incurred in printing and mailing copies of Prospectuses to prospective investors.

          (c) The Distributor will pay advertising and promotional expenses, including the costs of literature sent to prospective investors.

          (d) The Trust will pay the costs and fees incurred in registering or qualifying the Series' shares with the various states and with the SEC.

          (e) The Distributor will pay the costs of any additional copies of Trust financial and other reports and other Trust literature supplied to the Distributor by the Trust for sales promotion purposes.

     11. The Distributor may engage in other business, provided such other business does not interfere with the performance by the Distributor of its obligations under this Agreement.

     12. The Trust agrees to indemnify, defend and hold harmless from the assets of the relevant Series the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933, from and against any and all losses, damages, or liabilities to which, jointly or severally, the Distributor or such controlling person may become subject, insofar as the losses, damages or liabilities arise out of the performance of its duties hereunder, except that the Trust shall not be liable for indemnification of the Distributor or any controlling person thereof for any liability to the Trust or its shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties under this Agreement.

     13. Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at its address shown below during regular business hours, or if sent to that party by registered mail or by prepaid telegram filed with an office or with an agent of Western Union or another nationally recognized telegraph service, in all cases within the time or times herein prescribed, addressed to the recipient at One Commerce Square, Philadelphia, Pennsylvania 19103, or at such other address as the Trust or the Distributor may designate in writing and furnish to the other.

     14. This Agreement shall not be assigned, as that term is defined in the Investment Company Act of 1940, by the Distributor and shall terminate automatically in the event of its attempted assignment by the Distributor. This Agreement shall not be assigned by the Trust without the written consent of the Distributor signed by its duly authorized officers and delivered to the Trust. Except as specifically provided in the indemnification provision contained in Paragraph 12 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

     15. (a) This Agreement shall be executed and become effective as of the date first written above, and shall become effective with respect to a particular Series as of the effective date set forth in
               Schedule I for that Series. It shall remain in force for a period of two years from the date hereof for each Series and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees or, with respect to each Series, by vote of a majority of the outstanding voting securities of that

               Series and only if the terms and the renewal thereof have been approved by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          (b) The Distributor may terminate this Agreement as to any Series on written notice to the Trust at any time in case the effectiveness of the Registration Statement shall be suspended, or in case Stop Order proceedings are initiated by the SEC in respect of the Registration Statement and such proceedings are not withdrawn or terminated within thirty days. The Distributor may also terminate this Agreement as to any Series at any time by giving the Trust written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to the Trust.

          (c) The Trust may terminate this Agreement as to any Series at any time on at least thirty days' prior written notice to the Distributor (1) if proceedings are commenced by the Distributor or any of its partners for the Distributor's liquidation or dissolution or the winding up of the Distributor's affairs; (2) if a receiver or trustee of the Distributor or any of its property is appointed and such appointment is not vacated within thirty days thereafter; (3) if, due to any action by or before any court or any federal or state commission, regulatory body, or administrative agency or other governmental body, the Distributor shall be prevented from selling securities in the United States or because of any action or conduct on the Distributor's part, sales of the shares are not qualified for sale. The Trust may also terminate this Agreement as to any Series at any time upon prior written notice to the Distributor of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to the Distributor.

     16. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

     17. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

                                   DELAWARE DISTRIBUTORS, L.P.

                                   BY: DELAWARE DISTRIBUTORS, INC.,
                                       GENERAL PARTNER


                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title: President/Chief Executive Officer

                                   DELAWARE POOLED TRUST ON BEHALF OF THE SERIES LISTED ON SCHEDULE I


                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title: President/Chief Executive Officer/
                                          Chief Financial Officer

                                                                       EXHIBIT A

                                     CLASS A

                                DISTRIBUTION PLAN

     The following Distribution Plan (the "Plan") has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act"), by Delaware Pooled Trust (the "Trust"), separately for each Series of the Trust identified on Schedule I as amended from time to time (the "Series") on behalf of the A Class shares of each such Series identified on Schedule I as amended from time to time (the "Class"), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l. The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust's Board of Trustees from time to time. Such monthly fee shall be reduced by the aggregate sums paid by the Trust on behalf of the Series to persons other than broker-dealers (the "Service Providers") who may, pursuant to servicing agreements, provide to the Series services in the Series' marketing of shares of the Class.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph l above to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of the relevant Class shares and, where suitable and appropriate, the retention of such Class shares by shareholders.

          (b) The Service Providers shall use the monies paid respectively to them to reimburse themselves for the actual costs they have incurred in confirming that their customers have received the Prospectus and Statement of Additional Information, if applicable, and as a fee for (l) assisting such customers in maintaining proper records with the Trust, (2) answering questions relating to their respective accounts, and (3) aiding in maintaining the investment of their respective customers in the Class.

     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Trust monthly and in writing of the amounts each claims under the Plan; both the Distributor and the Service Providers shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers, respectively, in order to enable the Board to make an informed determination of the amount of the Trust" payments with respect to each Class and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the A Class of a particular Series as of the effective date set forth on Schedule I (the "Commencement Date"); thereafter, the Plan shall continue in effect with respect to the A Class of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the A Class of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the A Class of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

April 19, 2001

                                                                       EXHIBIT B

                                     CLASS B

                                DISTRIBUTION PLAN

     The following Distribution Plan (the "Plan") has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act"), by Delaware Pooled Trust (the "Trust"), separately for each Series of the Trust identified on Schedule I as amended from time to time (the "Series") on behalf of the B Class shares of each such Series identified on Schedule I as amended from time to time (the "Class"), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l. (a) The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust's Board of Trustees from time to time.

          (b) In addition to the amounts described in (a) above, the Trust shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the service fee rate set forth on Schedule I for such Class, as a service fee pursuant to dealer or servicing agreements.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph l (a) above to assist in the distribution and promotion of shares of the relevant Class. Payments made to the Distributor under the Plan may be used for, among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports used for sales purposes, as well as compensation related to sales and marketing personnel, and holding special promotions. In addition, such fees may be used to pay for advancing the commission costs to dealers with respect to the sale of the relevant Class shares.

          (b) The monies to be paid pursuant to paragraph 1(b) above shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include confirming that customers have received the Prospectus and Statement of Additional Information, if applicable; assisting such customers in maintaining proper records with the Trust; answering questions relating to their respective accounts; and aiding in maintaining the investment of their respective customers in the relevant Class.

     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under paragraph 1(a) above. In addition, the Distributor and others shall inform the Trust monthly and in writing of the amounts paid under paragraph 1(b) above; both the Distributor and any others receiving fees under the Plan shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan with respect to each Class and the use thereof by the Distributor and others in order to enable the Board to make an informed determination of the amount of the Trust's payments and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the B Class of a particular Series as of the effective date set forth on Schedule I (the "Commencement Date"); thereafter, the Plan shall continue in effect with respect to the B Class of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the B Class of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the B Class of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

April 19, 2001

                                                                       EXHIBIT C

                                     CLASS C

                                DISTRIBUTION PLAN

     The following Distribution Plan (the "Plan") has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act"), by Delaware Pooled Trust (the "Trust"), separately for each Series of the Trust identified on Schedule I as amended from time to time (the "Series") on behalf of the C Class shares of each such Series identified on Schedule I as amended from time to time (the "Class"), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l. (a) The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust's Board of Trustees from time to time.

          (b) In addition to the amounts described in (a) above, the Trust shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the service fee rate set forth on Schedule I for such Class, as a service fee pursuant to dealer or servicing agreements.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph l (a) above to assist in the distribution and promotion of shares of the relevant Class. Payments made to the Distributor under the Plan may be used for, among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports used for sales purposes, as well as compensation related to sales and marketing personnel, and holding special promotions. In addition, such fees may be used to pay for advancing the commission costs to dealers with respect to the sale of the relevant Class shares.

          (b) The monies to be paid pursuant to paragraph 1(b) above shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include confirming that customers have received the Prospectus and Statement of Additional Information, if applicable; assisting such customers in maintaining proper records with the Trust; answering questions relating to their respective accounts; and aiding in maintaining the investment of their respective customers in the relevant Class.

     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under paragraph 1(a) above. In addition, the Distributor and others shall inform the Trust monthly and in writing of the amounts paid under paragraph 1(b) above; both the Distributor and any others receiving fees under the Plan shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan with respect to each Class and the use thereof by the Distributor and others in order to enable the Board to make an informed determination of the amount of the Trust's payments and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the C Class of a particular Series as of the effective date set forth on Schedule I (the "Commencement Date"); thereafter, the Plan shall continue in effect with respect to the C Class of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the C Class of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the C Class of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

April 19, 2001

                                                                       EXHIBIT D

                                     CLASS P

                   DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

     The following Distribution and Shareholder Servicing Plan (the "Plan") has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act"), by Delaware Pooled Trust (the "Trust"), separately for each Series of the Trust identified on Schedule I as amended from time to time (the "Series") on behalf of the Class P shares of each such Series identified on
Schedule I as amended from time to time (the "Class"), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l. The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust's Board of Trustees from time to time. Such monthly fee shall be reduced by the aggregate sums paid by the Trust on behalf of the Series to persons other than broker-dealers (the "Service Providers") who may, pursuant to servicing agreements, provide to the Series services in the Series' marketing of shares of the Class.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph l above to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of the relevant Class shares and, where suitable and appropriate, the retention of such Class shares by shareholders. Payments made to the Distributor may be used for, among other things, preparation and distribution of advertisements, sales literature and prospectuses and reports used for sales purposes, as well as compensation related to sales and marketing personnel and holding special promotions. The Distributor may also use such monies for payments to dealers and others for, among other things, furnishing personal services and maintaining shareholder accounts, which services may include, among others, confirming that customers or participants received a Prospectus or Statement of Additional Information, if applicable, assisting such customers or participants in maintaining proper records with the trust; answering questions relating to their respective accounts; and aiding in maintaining the investment of such customers or participants in the relevant Class, if applicable.

          (b) The Service Providers shall use the monies paid respectively to them to reimburse themselves for the actual costs they have incurred in confirming that their customers have received the Prospectus and Statement of Additional Information, if applicable, and as a fee for (l) assisting such customers in maintaining proper records with the Trust, (2) answering questions relating to their respective accounts, and
(3) aiding in maintaining the investment of their respective customers in the Class.

     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Trust monthly and in writing of the amounts each claims under the Plan; both the Distributor and the Service Providers shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers, respectively, in order to enable the Board to make an informed determination of the amount of the Trust's payments with respect to each Class and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the Class P shares of a particular Series as of the effective date set forth on Schedule I (the "Commencement Date"); thereafter, the Plan shall continue in effect with respect to the Class P shares of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the Class P shares of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the Class P shares of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

November 1, 2001

                                                                       EXHIBIT E

                                     CLASS R

                                DISTRIBUTION PLAN

     The following Distribution Plan (the "Plan") has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act"), by Delaware Pooled Trust (the "Trust"), separately for each Series of the Trust identified on Schedule I as amended from time to time (the "Series") on behalf of the R Class shares of each such Series identified on Schedule I as amended from time to time (the "Class"), which Trust, Series and Classes may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto ("non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The Trust is a business trust organized under the laws of the State of Delaware, is authorized to issue different series and classes of securities and is an open-end management investment company registered under the Act. Delaware Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares, including shares of the Class, pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l. The Trust shall pay to the Distributor, out of the assets of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule I for such Class as may be determined by the Trust's Board of Trustees from time to time. Such monthly fee shall be reduced by the aggregate sums paid by the Trust on behalf of the Series to persons other than broker-dealers (the "Service Providers") who may, pursuant to servicing agreements, provide to the Series services in the Series' marketing of shares of the Class.

     2. (a) The Distributor shall use the monies paid to it pursuant to paragraph l above to furnish, or cause or encourage others to furnish, services and incentives in connection with the promotion, offering and sale of the relevant Class shares and, where suitable and appropriate, the retention of such Class shares by shareholders.

          (b) The Service Providers shall use the monies paid respectively to them to reimburse themselves for the actual costs they have incurred in confirming that their customers have received the Prospectus and Statement of Additional Information, if applicable, and as a fee for (l) assisting such customers in maintaining proper records with the Trust, (2) answering questions relating to their respective accounts, and (3) aiding in maintaining the investment of their respective customers in the Class.

     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Trust monthly and in writing of the amounts each claims under the Plan; both the Distributor and the Service Providers shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers, respectively, in order to enable the Board to make an informed determination of the amount of the Trust" payments with respect to each Class and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5. This Plan shall take effect with respect to the R Class of a particular Series as of the effective date set forth on Schedule I (the "Commencement Date"); thereafter, the Plan shall continue in effect with respect to the R Class of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

     6. (a) The Plan may be terminated as to the R Class of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b) The Plan may not be amended as to the R Class of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the shareholders of such Class.

     7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of "interested person(s)" and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This Plan shall take effect on the Commencement Date, as previously defined.

May 15, 2003

                                   SCHEDULE I

     This Schedule to the Distribution Agreement between Delaware Pooled Trust and Delaware Distributors, L.P. originally entered into as of May 15, 2003 and amended or amended and restated from time to time (the "Agreement") lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

                                                                                     Portion designated
                                                             Total 12b-1 Plan Fee    as Service Fee Rate
                                                               Rate (per annum of      (per annum of the
                                                              the Series' average       Series' average
                                                                daily net assets       daily net assets
                                                             represented by shares      represented by          Original
Series Name                            Class Names               of the Class)       shares of the Class)    Effective Date
------------------------------------   -------------------   ---------------------   --------------------   ----------------
The Large-Cap Value Equity Portfolio                                                                        April 19, 2001
The Mid-Cap Growth Equity Portfolio                                                                         April 19, 2001
The International Equity Portfolio     The International                                                    April 19, 2001
                                       Equity Portfolio
                                       Original Class
                                       The International             0.20%                                  November 1, 2001
                                       Equity Portfolio
                                       R Class
The Intermediate Fixed Income                                                                               April 19, 2001
Portfolio
The Global Fixed Income Portfolio                                                                           April 19, 2001
The International Fixed Income                                                                              April 19, 2001
Portfolio
The Large-Cap Growth Equity                                                                                 April 19, 2001
Portfolio
The High-Yield Bond Portfolio                                                                               April 19, 2001
The Labor Select International                                                                              April 19, 2001
Equity Portfolio
The Real Estate Investment Trust       The Real Estate                                                      April 19, 2001
Portfolio                              Investment Trust
                                       Portfolio Class
                                       Delaware REIT Fund            0.30%                                  April 19, 2001
                                       A Class
                                       Delaware REIT Fund            1.00%                   0.25%          April 19, 2001
                                       B Class
                                       Delaware REIT Fund            1.00%                   0.25%          April 19, 2001
                                       C Class
                                       Delaware REIT Fund            0.60%                                  May 15, 2003
                                       R Class
                                       Delaware REIT Fund                                                   April 19, 2001
                                       Institutional Class


                                       I-1


The Emerging Markets Portfolio                                                                              April 19, 2001
The Global Equity Portfolio                                                                                 April 19, 2001
The Real Estate Investment Trust                                                                            April 19, 2001
Portfolio II
The Aggregate Fixed Income Portfolio                                                                        April 19, 2001
The Diversified Core Fixed Income                                                                           April 19, 2001
Portfolio
The International Small-Cap                                                                                 April 19, 2001
Portfolio
The All-Cap Growth Equity Portfolio                                                                         April 19, 2001
The Small-Cap Growth Equity                                                                                 April 19, 2001
Portfolio
The Small-Cap Value Equity Portfolio                                                                        April 19, 2001
The Select Equity Portfolio                                                                                 April 19, 2001
The International Large-Cap Equity                                                                          April 19, 2001
Portfolio
The Global Real Estate Securities      The Global Real
Portfolio                              Estate Securities
                                       Portfolio Original
                                       Class
                                       The Global Real               [0. ]%                 [0. ]%          January __, 2007
                                       Estate Securities
                                       Portfolio Class P


                                       I-2